Exhibit 4.8

Execution Version

THIRD INCREMENTAL JOINDER TO CREDIT AND GUARANTY AGREEMENT

THIRD INCREMENTAL JOINDER TO CREDIT AND GUARANTY AGREEMENT, dated as of February 21, 2025 (this “Amendment”), by and among GRIFOLS, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (the “Spanish Borrower” and the “Parent”), GRIFOLS WORLDWIDE OPERATIONS USA, INC., a Delaware corporation (the “U.S. Borrower”), GRIFOLS WORLDWIDE OPERATIONS LIMITED, a private limited company validly incorporated and existing under the laws of Ireland (the “Foreign Borrower” and, together with the Spanish Borrower and the U.S. Borrower, the “Borrowers”), each of the other Loan Parties named on the signature pages hereto, the Revolving Lenders named on the signature pages hereto and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity and including any successors, the “Administrative Agent”) and as Collateral Agent. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Amended Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, certain subsidiaries of the Parent, the Lenders party thereto from time to time and the Administrative Agent are parties to that certain Credit and Guaranty Agreement, dated as of November 15, 2019 (as amended by (i) that certain Incremental Joinder, dated as of May 7, 2020, (ii) that certain First Amendment to Credit and Guaranty Agreement, Amendment to U.S. Pledge and Security Agreement and Amendment to Pledge Agreement, dated as of August 13, 2021, (iii) that certain Second Amendment to Credit and Guaranty Agreement, dated as of May 3, 2023, and (iv) that certain Third Amendment and Second Incremental Joinder to Credit and Guaranty Agreement, dated as of December 11, 2024, the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”);

WHEREAS, pursuant to Section 2.25 of the Existing Credit Agreement, the Foreign Borrower has requested an increase to the 2024 Extended Revolving Commitments as Incremental Revolving Commitments in an aggregate amount of $74,500,000.00 (such aggregate amount of Incremental Revolving Commitments, the “Third Incremental Revolving Commitments”) for working capital or general corporate purposes of the Parent and any of its Subsidiaries;

WHEREAS, subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent has determined in its reasonable discretion and pursuant to its authority under Section 2.25 of the Existing Credit Agreement, that it is necessary or appropriate to amend certain terms of the Existing Credit Agreement as provided herein without the consent or approval of any Person other than the Administrative Agent, the Borrowers, and in connection with giving effect to the Third Incremental Revolving Commitments, the Third Incremental Revolving Loan Lenders (as defined below);

WHEREAS, the Foreign Borrower has requested and each Third Incremental Revolving Loan Lender is prepared to provide the Third Incremental Revolving Commitments in an amount, when combined with such Lender’s existing 2024 Extended Revolving Commitments

(if any), set forth opposite such Lender’s name on Annex I hereto, subject to the terms and conditions set forth herein; and

WHEREAS, it is understood and agreed that the following institutions have been designated as Bookrunners in connection with the Third Incremental Revolving Commitments: DNB Sweden AB and Morgan Stanley Senior Funding, Inc.

NOW, THEREFORE, IT IS AGREED:

Section 1.Third Revolving Commitment Increase.

(a)Pursuant to Section 2.25 of the Existing Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, on and as of the Third Incremental Joinder Effective Date, each Lender signatory to this Amendment as a “Third Incremental Revolving Loan Lender” (each, a “Third Incremental Revolving Loan Lender” and, collectively, the “Third Incremental Revolving Loan Lenders”) hereby agrees to provide the Third Incremental Revolving Commitments, which shall be deemed to be an increase in and otherwise part of the 2024 Extended Revolving Commitments, to the Foreign Borrower on the Third Incremental Joinder Effective Date in an aggregate principal amount equal to the amount set forth opposite such Third Incremental Revolving Loan Lender’s name on Annex I to this Amendment which Third Incremental Revolving Commitments in the aggregate is equal to $74,500,000.00. The Third Incremental Revolving Commitments (i) are “Incremental Revolving Commitments” as specified in Section 2.25(a) of the Existing Credit Agreement and (ii) shall be deemed to be “Revolving Commitments” and “2024 Extended Revolving Commitments” for all purposes of the Credit Agreement and the other Loan Documents of the same Class as the 2024 Extended Revolving Commitments on and as of the Third Incremental Joinder Effective Date. The Third Incremental Revolving Commitments shall be provided in accordance with, and be subject to all of the terms and conditions set forth in, the Existing Credit Agreement (including, without limitation, Section 2.25 thereof).

(b)The terms and provisions of the 2024 Extended Revolving Commitments and the Third Incremental Revolving Commitments shall be identical consisting of one $938,000,000.00 tranche of 2024 Extended Revolving Commitments after giving effect to the $74,500,000.00 of Third Incremental Revolving Commitments.

(c)Immediately upon establishing the Third Incremental Revolving Commitments on the Third Incremental Joinder Effective Date, (i) any Revolving Loans made by any Third Incremental Revolving Loan Lender pursuant to its Third Incremental Revolving Commitments (the “Third Incremental Revolving Loans”) are “Revolving Loans” as contemplated by Section 2.25 of the Existing Credit Agreement and “2024 Extended Revolving Loans” and shall be deemed to be “Revolving Loans” and “2024 Extended Revolving Loans” for all purposes of the Credit Agreement and the other Loan Documents and (ii) the Third Incremental Revolving Commitments and any Third Incremental Revolving Loans shall be secured by the identical collateral and guaranties on identical terms as the Revolving Loans in effect immediately prior to the Third Incremental Joinder Effective Date.

Section 2.Amendments to the Credit Agreement. Subject to satisfaction (or waiver) of the conditions set forth in Section 4 hereof, on the Third Incremental Joinder Effective Date, the Existing Credit Agreement is hereby amended to replace Schedule 1.01(b) of the Existing Credit Agreement (Revolving Commitments) with the amended and restated version of such schedule attached as Annex I hereto. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Third Incremental Joinder Effective Date shall not be affected by such amendment.

Section 3.Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Group Member represents and warrants to the Administrative Agent and each of the Third Incremental Revolving Loan Lenders that, as of the Third Incremental Joinder Signing Date and the Third Incremental Joinder Effective Date:

(a)Organization; Requisite Power and Authority; Qualification. Each Group Member (i) is duly organized, duly incorporated, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment to which it is a party and to carry out the transactions contemplated thereby and (iii) is qualified to do business and, if applicable, in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations, except, in the case of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b)Due Authorization. The execution, delivery and performance of this Amendment and the Amended Credit Agreement, has been (or will be on or before the Third Incremental Joinder Effective Date) duly authorized and approved by all necessary action on the part of each Loan Party that is a party hereto.

(c)No Conflict. The execution, delivery and performance by the Loan Parties of this Amendment and the performance by the Loan Parties of the Amended Credit Agreement and the consummation of the transactions contemplated by this Amendment do not and will not (a) (i) violate any provision of any law or any governmental rule or regulation applicable to any Group Member, (ii) breach any of the Organizational Documents of any Group Member or (iii) violate any order, judgment or decree of any court or other agency of government binding on any Group Member, except to the extent any violation of (i) or (iii) above could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Group Member, including without limitation, the Credit Agreement, the EIB Facility, and the notes and indentures listed on Annex III hereto; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Group Member (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Group Member, except for such approvals or consents which have been or will be obtained on or before the Third Incremental Joinder Effective Date and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

(d)Governmental Consents. The execution, delivery and performance by the Loan Parties of this Amendment and the performance by the Loan Parties of the Amended Credit Agreement and the consummation of the transactions contemplated by this Amendment does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or payment of any stamp, registration, notarial or similar taxes or fees, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation or to the extent required to create valid security and except for those not material to the operations or financial condition of the Loan Parties or the rights of the Secured Parties.

(e)Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Amendment and the Amended Credit Agreement are the legally valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, examinership, reorganization, appointment of a receiver moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(f)Solvency. The Loan Parties and their Subsidiaries, on a consolidated basis, are and, upon the consummation and performance of the transactions contemplated in this Amendment, will be, Solvent.

(g)Disclosure. No representation or warranty of any Loan Party contained in this Amendment or in any other documents, certificates or written statements furnished to the Administrative Agent, or Lender by any Group Member (or by its agents on its behalf) for use in connection with the transactions contemplated hereby contained any untrue statement of a material fact or omitted to state a material fact (known to it, or to any Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made, except to the extent such statement or omission was subsequently disclosed or corrected. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Group Member to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

All of the representations and warranties contained in the Amended Credit Agreement by the Borrowers and each Loan Party party thereto are true and correct in all material respects on and as of the Third Incremental Joinder Signing Date and the Third Incremental Joinder Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects.

Section 4.Conditions Precedent to the Third Incremental Signing Date and the Third Incremental Joinder Effective Date. The effectiveness of this Amendment (other than Sections 1 and 2 hereof) shall be subject to the following conditions precedent (the date on which such conditions have been satisfied (or waived) is referred to herein as the “Third Incremental Joinder Signing Date”): (x) the Administrative Agent shall have received duly executed counterparts of this Amendment that bear the signatures of the Borrowers, the Guarantors, the Administrative Agent and the Third Incremental Revolving Loan Lenders, (y) all of the representations and warranties contained in Section 3 herein shall be true and correct in all material respects on the Third Incremental Joinder Signing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (z) no Default or Event of Default shall have occurred and be continuing on the Third Incremental Joinder Signing Date.

The effectiveness of Sections 1 and 2 of this Amendment shall be subject to the following conditions precedent (the date on which such conditions have been satisfied (or waived) is referred to herein as the “Third Incremental Joinder Effective Date”):

(a)Certificates.

(i)The Administrative Agent shall have received (i) copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Loan Party authorizing the execution, delivery and performance of this Amendment, certified as of the Third Incremental Joinder Effective Date by an Authorized Officer of such Loan Party, (ii) a certificate of an Authorized Officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Loan Party hereunder, (iii) the articles or certificate of incorporation or equivalent document of each Loan Party as in effect on the Third Incremental Joinder Effective Date, certified by the secretary of state (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date, (iv) the by-laws or equivalent document of each Loan Party as in effect on the Third Incremental Joinder Effective Date, certified by an Authorized Officer of such Loan Party as of the Third Incremental Joinder Effective Date and (v) to the extent such concept is applicable in such jurisdiction, a certificate of good standing or equivalent document for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date, or, in each of clauses (ii) – (v), a certificate of an Authorized Officer of each Loan Party certifying that such information or document has not changed since the date of the last such information or document delivered to the Administrative Agent.

(ii)The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Parent, dated as of the Third Incremental Joinder Effective Date, certifying that each of the conditions precedent specified in clauses (d) and (e) of this Section 4 have been satisfied.

(iii)The Administrative Agent shall have received a Solvency Certificate from the chief financial officer of the Parent in the form of Exhibit E-2 to the Credit Agreement certifying that, after giving effect to the consummation of the transactions contemplated by the Amendment, the Loan Parties, on a consolidated basis, are Solvent.

(b)Security Documents and Actions.

(i)Ireland. The Administrative Agent shall have received a copy of a Deed of Confirmation in respect of a Share Mortgage dated 15 November 2019, duly executed by Parent and the Collateral Agent.

(c)Expenses. The Administrative Agent shall have received payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees of the Administrative Agent incurred in connection with this Amendment or otherwise required to be paid under the Credit Agreement, to the extent invoiced to the Borrowers no later than five Business Days prior to the Third Incremental Joinder Effective Date).

(d)Representations and Warranties. All of the representations and warranties contained in Section 3 herein shall be true and correct in all material respects on the Third Incremental Joinder Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(e)Default. No Default or Event of Default shall have occurred and be continuing on the Third Incremental Joinder Effective Date.

(f)Opinions. The Administrative Agent and its respective counsel shall have received originally executed copies of the favorable written opinions of (i) Proskauer Rose LLP, as New York counsel to the Loan Parties, (ii) Osborne Clarke España S.L.P., as Spanish counsel to the Loan Parties, (iii) Osborne Clarke Rechtsanwälte Steuerberater Partnerschaft mbB, as German counsel to the Loan Parties, (iv) Matheson LLP, as Irish counsel to the Loan Parties, (v) Walkers (Ireland) LLP, as Irish counsel to the Administrative Agent, and (vi) Hunton & Williams LLP, as Virginia and Florida counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Third Incremental Joinder Effective Date (and each Loan Party hereby instructs such counsel to deliver such opinions to the Lenders).

(g)At least five (5) days prior to the Third Incremental Joinder Effective Date (or such shorter period as agreed to by the Administrative Agent), the Administrative Agent shall have received all documentation, including supporting documentation reasonably satisfactory to the Administrative Agent and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act; provided, that such documentation and other information was requested not less than ten (10) days prior to the Third Incremental Joinder Effective Date.

(h)The Third Incremental Joinder Effective Date shall not occur prior to February 27, 2025.

Section 5.Post-Closing Covenant. Each Loan Party covenants and agrees to cause to be delivered or performed the documents and other agreements and actions set forth on Annex II hereto within the time frames specified on such Annex II.

Section 6.Reaffirmation.

(a)On the Third Incremental Joinder Signing Date and the Third Incremental Joinder Effective Date, each Loan Party (i) reaffirms its guaranty of the Obligations pursuant to the Amended Credit Agreement, (ii) hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Existing Credit Agreement effected pursuant to this Amendment, (iii) hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Amendment and all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Amended Credit Agreement or any of the other Loan Documents.

(b)On the Third Incremental Joinder Signing Date and the Third Incremental Joinder Effective Date, each Loan Party reaffirms the security interests granted under the terms and conditions of the Security Documents and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby (i) confirms that all Collateral encumbered by the Loan Documents will continue to secure to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable obligations (including all such obligations as amended, reaffirmed and/or increased pursuant to this Amendment), to the extent set forth, and subject to the terms contained, in the Loan Documents and (iii) confirms for the benefit of the Secured Parties that the Liens created by each Loan Party for the benefit of the Secured Parties extend to any new liabilities and obligations assumed by each Loan Party under the Amended Credit Agreement.

(c)It is the intention of each of the parties hereto that neither this Amendment nor the transactions contemplated hereby constitute a novation of the Indebtedness and Obligations existing under the Existing Credit Agreement and the other Loan Documents.

Section 7.Miscellaneous Provisions.

(a)This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Existing Credit Agreement or any other Loan Document except as specifically set forth herein.

(b)This Amendment may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and Revolving Lender agrees that any Electronic Signature on this Amendment shall be valid and binding on such Person to the same extent as a manual, original signature, and the Amendment will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Revolving Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent or any Revolving Lender has agreed to accept such Electronic Signature, the Administrative Agent and each Revolving Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party or any Revolving Lender without further verification and (b) upon the request of the Administrative Agent or any Revolving Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

(c)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)Section 10.15 and Section 10.16 of the Amended Credit Agreement are each incorporated herein by reference, mutatis mutandis.

(e)From and after the Third Incremental Joinder Effective Date, all references in the Existing Credit Agreement and each of the other Loan Documents to the Credit Agreement, shall be deemed to be references to the Amended Credit Agreement, as modified hereby, and the Third Incremental Joinder Effective Date shall constitute an “Increased Amount Date” with respect to the Third Incremental Revolving Loans. This Amendment shall constitute an “Incremental Joinder”, a Joinder Agreement and a Loan Document for all purposes under the Existing Credit Agreement and Amended Credit Agreement and each of the other Loan Documents.

(f)This Amendment shall be binding upon and inure to the benefit of the Borrowers and the Guarantors and each of their respective successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.

(g)Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(h)Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)Spanish Public Document. Article IX of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis. In particular, but without limitation, each Secured Party (including each Third Incremental Revolving Loan Lenders) appoints the Administrative Agent and the Collateral Agent, as applicable, to act as its agent in connection with the execution, ratification, extension and incorporation into a Spanish Public Document of any Spanish Security Document and generally be represented by them in respect of the granting of a Spanish Public Document.

(j)This Amendment and all obligations hereunder, other than as set forth in this Section 7 shall terminate immediately if the Third Incremental Joinder Effective Date has not occurred by March 14, 2025.

(k)Notwithstanding anything herein to the contrary, (i) during the period from the Third Incremental Joinder Signing Date to (but excluding) the Third Incremental Joinder Effective Date, if any Person provides to the Administrative Agent an executed signature page to this Amendment and the applicable fee letter as a “Third Incremental Revolving Loan Lender”, such Person shall become a Third Incremental Revolving Loan Lender for all purposes under this Amendment and the Amended Credit Agreement, (ii) during the period from the Third Incremental Joinder Signing Date to (but excluding) the Third Incremental Joinder Effective Date, any Lender may increase its Third Incremental Revolving Commitments by providing written notice thereof to the Administrative Agent, and such increase shall become part of the Third Incremental Revolving Commitments and the 2024 Extended Revolving Facility, and (iii) in the case of clauses (i) and (ii) above, the Administrative Agent and the Borrower may (without further consent from any other Person) update Annex I to this Amendment as appropriate or necessary (with corresponding changes to the recitals and Section 1 of this Amendment) to reflect any increase to the Third Incremental Revolving Commitment of any Lender.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized signatories thereunto duly authorized as of the date first written above.

GRIFOLS WORLDWIDE OPERATIONS LIMITED

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

[Signature Page to Amendment]

GRIFOLS, S.A.

By:
Name:	José Ignacio (Nacho) Abia
Title:	Consejero delegado

GRIFOLS WORLDWIDE OPERATIONS USA, INC.

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

[Signature Page to Amendment]

GRIFOLS BIOLOGICALS LLC

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

GRIFOLS THERAPEUTICS LLC

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

GRIFOLS SHARED SERVICES NORTH AMERICA, INC.

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

INSTITUTO GRIFOLS, S.A.

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

GRIFOLS INTERNATIONAL S.A.

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

[Signature Page to Amendment]

GRIFOLS USA, LLC

By:
Name:	Rahul Srinivasan
Title:	Authorised signatory

GRIFOLS BIOTEST HOLDINGS GmbH

By:
Name:	Alfredo Arroyo
Title:	Managing director

By:
Name:	Petros Gatsios
Title:	Managing director

[Signature Page to Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:
Name:	Angela Larkin
Title:	Vice President

[Signature Page to Amendment]

CONSENT TO THIRD INCREMENTAL JOINDER

CONSENT (this “Consent”) to Third Incremental Joinder to Credit and Guaranty Agreement (the “Amendment”), amending that certain Credit Agreement dated as of November 15, 2019 (as amended and otherwise modified prior to giving effect to the Amendment, the “Existing Credit Agreement”), by and among inter alios the Borrowers, each of the other Loan Parties party thereto, the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and Collateral Agent. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment or, if not defined therein, in the Credit Agreement.

The undersigned Revolving Lender hereby irrevocably and unconditionally (a) consents to and approves the agreement to provide the Third Incremental Revolving Commitments noted therein, and (b) authorizes the Administrative Agent to execute the Amendment on its behalf.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

DNB SWEDEN AB,
as a Third Incremental Revolving Loan Lender

By:	/s/ Sara Ulriksen
	Name:	Sara Ulriksen
	Title:	Legal Counsel

By:	/s/ Annika Winge
	Name:	Annika Winge
	Title:	Legal counsel

[Signature Page to Amendment]

CONSENT TO THIRD INCREMENTAL JOINDER

CONSENT (this “Consent”) to Third Incremental Joinder to Credit and Guaranty Agreement (the “Amendment”), amending that certain Credit Agreement dated as of November 15, 2019 (as amended and otherwise modified prior to giving effect to the Amendment, the “Existing Credit Agreement”), by and among inter alios the Borrowers, each of the other Loan Parties party thereto, the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and Collateral Agent. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment or, if not defined therein, in the Credit Agreement.

The undersigned Revolving Lender hereby irrevocably and unconditionally (a) consents to and approves the agreement to provide the Third Incremental Revolving Commitments noted therein, and (b) authorizes the Administrative Agent to execute the Amendment on its behalf.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Third Incremental Revolving Loan Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to Amendment]

ANNEX I

Schedule 1.01(b) (Revolving Commitments)

2024 Extended Revolving Commitments

2024 Extending Revolving Lenders	Existing 2024 Extended Revolving Commitment	Third Incremental Revolving Commitment	Total 2024 Extended Revolving Commitment
Bank of America, N.A.	$115,500,000.00	$0.00	$115,500,000.00
Banco Santander S.A.	$70,000,000.00	$0.00	$70,000,000.00
Banco Bilbao Vizcaya Argentaria SA	$60,000,000.00	$0.00	$60,000,000.00
Citibank Europe PLC, Sucursal En España	$50,000,000.00	$0.00	$50,000,000.00
Commerzbank Aktiengesellschaft	$75,500,000.00	$0.00	$75,500,000.00
Deutsche Bank Luxembourg S.A.	$70,000,000.00	$0.00	$70,000,000.00
DNB Sweden AB	$75,500,000.00	$24,500,000.00	$100,000,000.00
Goldman Sachs Bank USA	$30,000,000.00	$0.00	$30,000,000.00
HSBC Continental Europe	$75,500,000.00	$0.00	$75,500,000.00
JPMorgan Chase Bank, N.A., London Branch	$100,000,000.00	$0.00	$100,000,000.00
Landesbank Hessen- Thüringen Girozentrale	$61,500,000.00	$0.00	$61,500,000.00
Morgan Stanley Senior Funding, Inc.	$0.00	$50,000,000.00	$50,000,000.00
Nomura Corporate Funding Americas, LLC	$30,000,000.00	$0.00	$30,000,000.00
UBS AG London Branch	$50,000,000.00	$0.00	$50,000,000.00
Total:	$863,500,000.00	$74,500,000.00	$938,000,000.00

2024 Non-Extended Revolving Commitments

2024 Non-Extending Revolving Lenders	2024 Non-Extended Revolving Commitment
Banco De Sabadell SA	$57,000,000.00
Bank of Communications Co Ltd London Branch	$19,666,666.67
BNP Paribas Sa Sucursal En España	$75,500,000.00
Caixabank S.A.	$151,000,000.00
Industrial and Commercial Bank of China (Europe) S.A. Suc Espana	$80,000,000.00
Intesa Sanpaolo S.p.A.	$31,500,000.00
TOTAL	$414,666,666.67

ANNEX II

Post-Closing Matters

1.

As promptly as practicable and, in any event, no later than March 31, 2025 (or such later date as the Administrative Agent and the Third Incremental Revolving Loan Lenders may agree in their reasonable discretion), the Administrative Agent shall have received (a) a copy of a subsequent ranking share pledge agreement (Nachrangige Verpfändung von Gesellschaftsanteilen an einer Gesellschaft mit beschränkter Haftung), duly notarized by Parent as pledgor, the Collateral Agent as collateral agent and pledgee and Grifols Biotest Holdings GmbH as pledged company, and (b) originally executed copies of the favorable written opinions of (i) Osborne Clarke Rechtsanwälte Steuerberater Partnerschaft mbB, as German counsel to the Loan Parties, on the capacity and authority of the relevant parties to execute the abovementioned document and (ii) Milbank LLP, as German counsel to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Lenders).

2.

As promptly as practicable and, in any event, no later than March 31, 2025 (or such later date as the Administrative Agent and the Third Incremental Revolving Loan Lenders may agree in their reasonable discretion),

(a)

the Administrative Agent shall have received a copy of the Spanish Public Document in the form of a deed (póliza) of amendment and ratification in respect of the non-possessory pledge over blood plasma products (Prenda Sin Desplazamiento), duly executed before a Spanish notary public by Foreign Borrower, the Collateral Agent, the current Revolving Lenders, the Third Incremental Revolving Loan Lenders and Banco Europeo de Inversiones, and all actions contemplated therein (including, without limitation, the execution of deeds ratifying irrevocable powers of attorney granted in relation thereto and the telematic filing of such agreement with the Spanish Moveable Property Registry) (Registro de Bienes Muebles) have been carried out simultaneously with the execution thereof (or, in connection with the telematic filing of the agreement with the Spanish Moveable Property Registry (Registro de Bienes Muebles), within one Business Day from the execution thereof);

(b)

the Administrative Agent shall have received a copy of the Spanish Public Document in the form of a deed (póliza) of amendment and ratification of the share pledge (Prenda de Acciones) of Instituto Grifols, S.A., duly executed before a Spanish notary public by Parent, Grifols International, S.A., the Collateral Agent, the Third Incremental Revolving Loan Lenders, Banco Europeo de Inversiones, BNY Mellon Corporate Trustee Services Limited, and The Bank of New York Mellon, London Branch and all actions contemplated therein (including, without limitation, the execution of deeds ratifying irrevocable powers of attorney granted in relation thereto) have been carried out simultaneously with the execution thereof;

(c)

the Administrative Agent shall have received a copy of the Spanish Notarial Document in the form of a deed (póliza) of amendment and ratification of the share pledge (Prenda de Acciones) of Grifols International, S.A., duly executed by Parent, Grifols Movaco, S.A., the Collateral Agent, the Third Incremental Revolving Loan Lenders, Banco Europeo de Inversiones, BNY Mellon Corporate Trustee Services Limited, and The Bank of New York Mellon, London Branch and all actions contemplated therein (including, without limitation, the execution of deeds ratifying irrevocable powers of attorney granted in relation thereto) have been carried out simultaneously with the execution thereof; and

(d)

the Administrative Agent shall have received an originally executed copy of the favorable written opinion of Osborne Clarke España S.L.P., as Spanish counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinion to the Lenders).

3.

As soon as practicable and, in any event, within 30 days after the Third Incremental Joinder Effective Date, the Administrative Agent shall have received payment of all fees to the Third Incremental Revolving Loan Lenders due under those certain fee letters, dated as of the date hereof, by and among the Borrowers, the Administrative Agent and the Third Incremental Revolving Loan Lenders.

ANNEX III

Notes and Indentures

1.

€770,000,000 aggregate principal amount of 2.250% Senior Secured Notes due 2027, issued pursuant to an indenture dated as of November 15, 2019 (as amended and supplemented from time to time), by and among, inter alios, Grifols, S.A. as the Issuer, the guarantors party thereto, BNY Mellon Corporate Trustee Services Limited, as trustee, The Bank of New York Mellon, London Branch, as collateral agent and The Bank of New York Mellon SA/NV, Dublin Branch as registrar;

2.

€1,400,000,000 aggregate principal amount of 3.875% Senior Notes due 2028 and $705,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 issued pursuant to an indenture, dated as of October 5, 2021, as amended and supplemented from time to time, by and among Grifols, S.A., as issuer, BNY Mellon Corporate Trustee Services Limited, as trustee, as well as the other parties that are signatories thereof as guarantors;

3.

€1,300,000,000 7.500% senior secured notes due 2030 issued pursuant to an indenture dated as of April 30, 2024 by and among, inter alios, Grifols, S.A. as the Issuer, the guarantors party thereto, BNY Mellon Corporate Trustee Services Limited, as trustee, The Bank of New York Mellon, London Branch, as collateral agent and The Bank of New York Mellon SA/NV, Dublin Branch as registrar, as supplemented by a first supplemental indenture dated as of June 4, 2024 and as further amended and supplemented from time to time; and

4.

€1,300,000,000 7.125% senior secured notes due 2030 to be issued pursuant to an indenture dated as of December 19, 2024 by and among, inter alios, Grifols, S.A. as the Issuer, the guarantors party thereto, BNY Mellon Corporate Trustee Services Limited, as trustee, The Bank of New York Mellon, London Branch, as collateral agent and The Bank of New York Mellon SA/NV, Dublin Branch as registrar.